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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66929) pertaining to the 1998 Key Employee Stock Option Plan of Vista Energy Resources, Inc. of our reports dated February 11, 2000, with respect to the consolidated financial statements Prize Energy Corp., and September 3, 1999, with respect to the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                  ERNST & YOUNG LLP

Fort Worth, Texas
March 30, 2000